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                                                                  EXHIBIT 10(b)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment Number 13 to the Registration Statement (Form N-4, No. 33-15672) of John Hancock Variable Annuity Account V.

  We also consent to the inclusion of our reports dated February 11, 2000 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account V, and dated March 10, 2000 on the financial state-ments included in the Annual Report of the John Hancock Mutual Life Insurance Company for the year ended December 31, 1999.


                                        /s/ ERNST & YOUNG LLP


                                            ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2000